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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-45696 and 333-53906) and Form S-8 (Nos. 333-62072, 333-37810, 333-36518, 333-35464, 333-35470, 333-35462, 333-31668,
333-89887, 333-89889, 333-91558 and 333-83502) of Akamai Technologies, Inc. of
our reports dated January 29, 2004, except for Note 21, as to which the date is February 19, 2004, relating to the consolidated financial statements and financial statement schedules, which appear in this Form 10-K.



Boston, Massachusetts
March 9, 2004